Apollo Medical Holdings, Inc. Reports Second Quarter 2022 Results
Company to Host Conference Call Today at 2 p.m. PT/5 p.m. ET

ALHAMBRA, Calif., August 4, 2022 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the second quarter and six months ended June 30, 2022.

Financial Highlights for Second Quarter Ended June 30, 2022:
•Total revenue of $269.7 million, up 54% from $175.6 million for the prior-year quarter
•Net income attributable to ApolloMed of $11.4 million, compared to $12.7 million for the prior-year quarter
•Earnings per share - diluted (“EPS - diluted”) of $0.25, compared to $0.28 per share for the prior-year quarter
•Adjusted EBITDA of $36.9 million, up 14% from $32.4 million for the prior-year quarter

Financial Highlights for Six Months Ended June 30, 2022:
•Total revenue of $533.0 million, up 52% from $351.7 million for the prior-year period
•Net income attributable to ApolloMed of $25.7 million, compared to $25.8 million for the prior-year period
•EPS-diluted of $0.56, compared to $0.58 per share for the prior-year period
•Adjusted EBITDA of $75.1 million, up 19% from $63.2 million for the prior-year period
•Cash and cash equivalents of $234.2 million as of June 30, 2022

Guidance:
ApolloMed is reiterating the following guidance for total revenue, net income, EBITDA, and Adjusted EBITDA, based on the Company’s existing business, current view of existing market conditions and assumptions for the year ending December 31, 2022.

($ in millions)	2022 Guidance Range
	Low	High
Total revenue	$1,055.0	$1,085.0
Net income	$38.0	$57.0
EBITDA	$81.0	$111.0
Adjusted EBITDA	$136.0	$166.0

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Management Commentary:

Brandon Sim, Co-Chief Executive Officer of ApolloMed, added, “During the second quarter of 2022, we delivered yet another quarter of profitability, achieving 54% growth on the top line as a result of continued organic membership growth in our core IPAs, more favorable membership mix, and participation in a value-based care model for the Medicare fee-for-service population. Despite utilization trending towards pre-pandemic levels and our ongoing investment in building out our team to support future business expansion, which have contributed to increased cost of services and operating expenses respectively, we reported solid bottom line results of $11.4 million, or EPS-diluted of $0.25, during the second quarter. Due to our strong performance in the first half of 2022, we are pleased to be reiterating our previously disclosed annual guidance and expect an eventful remainder of the year ahead, which will allow us to close out 2022 on a positive note. We continue to observe strong tailwinds within the physician enablement value-based care space and are uniquely positioned to continue enabling providers across the country due to our long operating history and proven track record of empowering independent physicians. We are excited to be in this unique position to help providers fundamentally change the way healthcare is delivered here in the U.S.”

GAAP Financial Review for the Second Quarter Ended June 30, 2022:
•Total revenue of $269.7 million for the quarter ended June 30, 2022, an increase of 54%, compared to $175.6 million for the quarter ended June 30, 2021. This was primarily driven by organic membership growth in ApolloMed's consolidated IPAs and participation in a value-based Medicare fee-for-service model.
•Capitation revenue, net, of $227.6 million for the quarter ended June 30, 2022, an increase of 57%, compared to $144.6 million for the quarter ended June 30, 2021. Capitation revenue represented 84% of total revenue for the quarter ended June 30, 2022.
•Net income of $10.6 million for the quarter ended June 30, 2022, compared to $59.5 million for the quarter ended June 30, 2021. The decrease was primarily a result of $1.9 million in unrealized losses as a result of a decrease in fair value of a payer partner’s shares held as marketable securities and other investments, which compares to $83.8 million in unrealized gains as a result of a 1-to-3 conversion of a payer partner's preferred shares to common stock in the prior-year period. These payer partner shares are deemed “Excluded Assets” that are solely for the benefit of APC and its shareholders and do not impact net income attributable to ApolloMed.
•Net income attributable to ApolloMed of $11.4 million for the quarter ended June 30, 2022, compared to $12.7 million for the quarter ended June 30, 2021. The decrease was primarily a result of increased cost of services related to increased utilization compared to the prior-year period and increased operating expenses related to the hiring of additional personnel to support the Company’s growth and development.
•EPS - diluted of $0.25 per share for the quarter ended June 30, 2022, compared to $0.28 per share for the quarter ended June 30, 2021.

GAAP Financial Review for the Six Months Ended June 30, 2022:
•Total revenue of $533.0 million for the six months ended June 30, 2022, an increase of 52%, compared to $351.7 million for the six months ended June 30, 2021.
•Net income of $22.7 million for the six months ended June 30, 2022, compared to $74.0 million for the six months ended June 30, 2021.
•Net income attributable to ApolloMed of $25.7 million for the six months ended June 30, 2022, compared to $25.8 million for the six months ended June 30, 2021.
•EPS - diluted of $0.56 per share for the six months ended June 30, 2022, compared to $0.58 per share for the six months ended June 30, 2021.

Non-GAAP Measures for the Second Quarter Ended June 30, 2022:
•EBITDA of $22.4 million for the quarter ended June 30, 2022, compared to $90.0 million for the quarter ended June 30, 2021.
•Adjusted EBITDA of $36.9 million for the quarter ended June 30, 2022, an increase of 14%, compared to $32.4 million for the quarter ended June 30, 2021.

Non-GAAP Financial Review for the Six Months Ended June 30, 2022:

•EBITDA of $46.1 million for the six months ended June 30, 2022, compared to $116.6 million for the six months ended June 30, 2021.
•Adjusted EBITDA of $75.1 million for the six months ended June 30, 2022, an increase of 19%, compared to $63.2 million for the six months ended June 30, 2021.

Balance Sheet Highlights:
•As of June 30, 2022, ApolloMed’s cash and cash equivalents and investments in marketable securities were $273.7 million, working capital was $275.8 million, and total stockholders’ equity was $485.8 million; compared to cash and cash equivalents and investments in marketable securities of $286.5 million, working capital of $283.4 million and total stockholders’ equity of $460.5 million, respectively, as of December 31, 2021.

For more details on ApolloMed’s financial results for the quarter ended June 30, 2022, please refer to ApolloMed’s Quarterly Report on Form 10-Q to be filed with the U.S. Securities Exchange Commission (“SEC”), which is accessible at www.sec.gov.

Conference Call and Webcast Information:
ApolloMed will host a conference call at 2 p.m. PT/5 p.m. ET today (Thursday, August 4, 2022), during which management will discuss the results of the second quarter and six months ended June 30, 2022. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):    +1 (866) 682-6100
International (Toll):    +1 (862) 298-0702

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=azum8Y5h.

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://www.apollomed.net/investors/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to ApolloMed’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities
The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and VIEs in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share
As of the date of this press release, 140,954 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Network Medical Management, Inc. (“NMM”), who were NMM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to ApolloMed in order to receive their pro rata portion of ApolloMed’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among ApolloMed, NMM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into NMM, with NMM as the surviving corporation. Pending such receipt, such former NMM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and ApolloMed is legally obligated to issue these shares in connection with the merger.

Shares of ApolloMed’s common stock owned by Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed’s subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and entities participating in the Centers for Medicare & Medicaid Services Innovation Center (CMMI) innovation models. For more information, please visit www.apollomed.net.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s guidance for the year ending December 31, 2022, continued growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, as well as the impact of the COVID-19 pandemic on the Company’s business, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent quarterly reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

	June 30, 2022	December 31, 2021

Assets

Current assets
Cash and cash equivalents	$234,223	$233,097
Investments in marketable securities	39,490	53,417
Receivables, net	67,263	10,608
Receivables, net – related parties	81,526	69,376
Income taxes receivable	12,639	—
Other receivables	13,227	9,647
Prepaid expenses and other current assets	12,670	18,637
Loan receivable – related party	—	4,000

Total current assets	461,038	398,782

Non-current assets
Land, property, and equipment, net	87,146	53,186
Intangible assets, net	76,651	82,807
Goodwill	253,310	253,039
Loans receivable	539	569
Loan receivable - related party	2,125	—
Investments in other entities – equity method	43,820	41,715
Investments in privately held entities	896	896
Operating lease right-of-use assets	19,638	15,441
Other assets	5,901	5,928

Total non-current assets	490,026	453,581

Total assets(1)	$951,064	$852,363

Liabilities, mezzanine equity and stockholders’ equity

Current liabilities

Accounts payable and accrued expenses	$59,922	$43,951
Fiduciary accounts payable	6,071	10,534
Medical liabilities	112,499	55,783
Income taxes payable	—	652
Dividend payable	556	556
Finance lease liabilities	524	486
Operating lease liabilities	3,253	2,629

	June 30, 2022	December 31, 2021

Current portion of long-term debt	2,413	780
Total current liabilities	185,238	115,371

Non-current liabilities
Deferred tax liability	9,257	9,127
Finance lease liabilities, net of current portion	1,049	973
Operating lease liabilities, net of current portion	16,904	13,198
Long-term debt, net of current portion and deferred financing costs	199,068	182,917
Other long-term liabilities	13,706	14,777

Total non-current liabilities	239,984	220,992

Total liabilities(1)	425,222	336,363

Mezzanine equity
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation	39,997	55,510

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 44,719,710 and 44,630,873 shares issued and outstanding, excluding 11,175,702 and 10,925,702 treasury shares, at June 30, 2022, and December 31, 2021, respectively	45	45
Additional paid-in capital	310,629	310,876
Retained earnings	169,292	143,629
	479,966	454,550

Non-controlling interest	5,879	5,940

Total stockholders’ equity	485,845	460,490

Total liabilities, mezzanine equity and stockholders’ equity	$951,064	$852,363
(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $599.7 million and $567.0 million as of June 30, 2022 and December 31, 2021, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $143.7 million and $91.7 million as of June 30, 2022 and December 31, 2021, respectively. The VIE balances do not include $431.3 million of investment in affiliates and $36.0 million of amounts due from affiliates as of June 30, 2022 and $802.8 million of investment in affiliates and $6.6 million of amounts due from affiliates as of December 31, 2021 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

APOLLO MEDICAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Capitation, net	$227,623	$144,550	$449,682	$289,290
Risk pool settlements and incentives	18,793	16,214	36,868	34,224
Management fee income	9,984	8,143	20,457	16,693
Fee-for-service, net	11,740	4,621	22,835	7,707
Other income	1,557	2,110	3,112	3,782

Total revenue	269,697	175,638	532,954	351,696

Operating expenses
Cost of services, excluding depreciation and amortization	230,070	136,214	450,798	276,829
General and administrative expenses	19,894	14,199	31,837	23,663
Depreciation and amortization	4,351	4,237	8,725	8,434

Total expenses	254,315	154,650	491,360	308,926

Income from operations	15,382	20,988	41,594	42,770

Other income (expense)
Income (loss) from equity method investments	1,512	(3,134)	2,945	(3,812)
Interest expense	(1,854)	(1,853)	(2,927)	(3,376)
Interest income	421	563	467	912
Unrealized (loss) gain on investments	(1,866)	83,769	(10,829)	83,769
Other income (expense)	3,034	(15,883)	3,647	(14,579)

Total other income (expense), net	1,247	63,462	(6,697)	62,914

Income before provision for income taxes	16,629	84,450	34,897	105,684

Provision for income taxes	6,038	24,920	12,233	31,696

Net income	10,591	59,530	22,664	73,988

Net (loss) income attributable to non-controlling interest	(808)	46,872	(2,999)	48,179

Net income attributable to Apollo Medical Holdings, Inc.	$11,399	$12,658	$25,663	$25,809

Earnings per share – basic	$0.25	$0.29	$0.57	$0.60

Earnings per share – diluted	$0.25	$0.28	$0.56	$0.58

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2022		2021	2022		2021

Net income	$10,591		$59,530	$22,664		$73,988
Interest expense	1,854		1,853	2,927		3,376
Interest income	(421)		(563)	(467)		(912)
Provision for income taxes	6,038		24,920	12,233		31,696
Depreciation and amortization	4,351		4,237	8,725		8,434
EBITDA	22,413		89,977	46,082		116,582

(Income) loss from equity method investments	(1,512)		3,134	(2,945)		3,812
Other income	(3,034)	(1)	15,883	(3,647)	(1)	14,579
Unrealized loss (gain) on investments	1,866		(83,769)	10,829		(83,769)
Provider bonus payments	401		—	401		—
Stock-based compensation	3,920		1,556	6,975		2,902
APC excluded assets costs	6,957		148	7,707		397
Net loss adjustment for recently acquired IPAs	5,923		5,514	9,712		8,708
Adjusted EBITDA	$36,934		$32,443	$75,114		$63,211

(1) Other income includes gain on sale of equity securities.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2022 Guidance Range
	(as of May 5, 2022)
(in thousands)
	Low	High
Net income	$38,000	$57,000
Interest expense	4,000	4,000
Provision for income taxes	20,000	31,000
Depreciation and amortization	19,000	19,000
EBITDA	81,000	111,000

Provider bonus payments	16,000	16,000
Stock-based compensation	13,000	13,000
APC excluded assets costs	9,000	9,000
Net loss adjustment for recently acquired IPAs	17,000	17,000
Adjusted EBITDA	$136,000	$166,000

Use of Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, unrealized gain or loss, provider bonuses, APC excluded assets costs, stock-based compensation, net loss adjustment for recently acquired IPAs, and other income or expenses recognized that are not related to the Company’s normal operations. Adjusted EBITDA also excludes the effect on EBITDA of certain IPAs we recently acquired.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.